UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 11, 2011

SUFFOLK BANCORP

(Exact name of registrant as specified in its charter)

New York	000-13580	11-2708279
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4 West Second Street, Riverhead, New York		11901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (631) 208-2400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 15, 2011, Suffolk Bancorp (“Suffolk”) reported that, as expected, on August 11, 2011, it received a letter from NASDAQ that Suffolk was not in compliance with Nasdaq Marketplace Rule 5250(c)(1) due to Suffolk’s previously announced delay in filing its Quarterly Report on Form 10-Q for the period ended June 30, 2011.

Previously, NASDAQ had granted Suffolk an exception until August 31, 2011 to file its delinquent Form 10-Q for the period ended March 31, 2011 (the “Initial Delinquent Filing”). As a result of this additional delinquency, Suffolk must submit an update to its original plan to regain compliance with respect to the filing requirement, including plans to file the Form 10-Q for the period ended June 30, 2011, and indicate the progress Suffolk has made towards implementing the plan submitted in connection with the Initial Delinquent Filing no later than August 26, 2011. Any additional exception to allow Suffolk to regain compliance with all delinquent filings, will be limited to a maximum of 180 calendar days from the due date of the Initial Delinquent Filing, which is November 7, 2011.

This filing includes statements which look to the future. These remarks are based on current plans and expectations. They are subject, however, to a variety of uncertainties that could cause future results to vary materially from Suffolk’s historical performance, or from current expectations. Factors affecting Suffolk Bancorp include particularly, but are not limited to: results of regulatory examinations; any failure by Suffolk to comply with our written agreement with the OCC or the individual minimum capital ratios for the Bank established by the OCC; potential litigation or regulatory action resulting from our failure to file our Forms 10-Q on time; potential delisting from NASDAQ if we are not able to come into compliance with NASDAQ rules by filing our Forms 10-Q; any need to restate financial statements for prior periods and the consequences thereof or other action which could cause management not to be able to comply with Nasdaq rules; and the potential that net charge-offs are higher than expected or previously reported.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press release dated August 15, 2011

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUFFOLK BANCORP

Dated August 15, 2011	By:	/s/ Douglas Ian Shaw
Senior Vice President & Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 15, 2011